AMENDMENT NO. 2 TO
                               ------------------
                      AMENDED AND RESTATED RIGHTS AGREEMENT
                      -------------------------------------

     THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment No. 2") dated May 22, 2003 by and between Central Bancorp, Inc., a Massachusetts corporation (the "Company"), and Register and Transfer Company, N.A., a New Jersey corporation (the "Rights Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement referenced below.

                                   BACKGROUND
                                   ----------

     WHEREAS, the Company and the Rights Agent entered into an Amended and Restated Rights Agreement, dated as of January 29, 2003 (as amended, the "Rights Agreement"), as amended by Amendment No. 1, dated as of February 11, 2003;

     WHEREAS, in connection with a settlement made pursuant to that certain Settlement Agreement and Mutual Release, dated as of February 26, 2003, by and among the Company, Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty and Terrence D. Kenney and Robert Reichenbach, on behalf of himself and his related entities (the "Settlement Parties"), the Settlement Parties sold 37,951 shares of Common Stock (the "Settlement Shares") and the associated Rights attached thereto;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in any respect prior to the Separation Time without any approval of the holders of the Rights; and

     WHEREAS, the Separation Time has not occurred;

     NOW, THEREFORE, the parties hereto, in consideration of the premises and agreements contained herein, intending to be legally bound hereby, agree as follows:

     1. A new Section 5.20 shall be added to the Rights Agreement to read as follows:

          5.20 Rights of Settlement Agreement Shares.
               -------------------------------------

               Notwithstanding any other provision hereof, the Rights attached to the shares of Common Stock sold in connection with that certain settlement made pursuant to that certain Settlement Agreement and Mutual Release, dated as of February 26, 2003, by and among the Company, Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty and Terrence D. Kenney and Robert Reichenbach, on behalf of himself and his related entities shall not be voidable or void and any holder of such Rights shall hereafter have the right to exercise or transfer such Rights.

     2. Full Force and Effect. This Amendment No. 2 shall be effective as of the
        ---------------------
date hereof. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     3.  Governing  Law.  This  Amendment No. 2 shall be deemed to be a contract
         --------------
made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     4.  Counterparts.  This  Amendment  No. 2 may be  executed in any number of
         ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                         (signatures on following page)

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment No. 2 to be duly executed as of the day and year first above written.

                                CENTRAL BANCORP, INC.


                                By:/s/ John D. Doherty
                                   -----------------------------------------
                                   Name: John D. Doherty
                                   Title: President and Chief Executive Officer


                                REGISTRAR AND TRANSFER COMPANY


                                By:/s/ William P. Tatler
                                   -----------------------------------------
                                   Name:  William P. Tatler
                                   Title: Vice President


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